CONFIDENTIAL

BINDING MEMORANDUM OF UNDERSTANDING

INNOFONE.COM, INCORPORATED

Common Stock with Warrant Purchase

April 27, 2006

This Binding Memorandum of Understanding ("MOU") sets forth material terms for an investment by Lawrence Hughes ("Hughes") or his assign in and to Innofone.com, Incorporated, a Nevada corporation (the "Company"). This MOU is binding on the parties hereto but subject to long form definitive agreements including but not limited to those necessary stock purchase and warrant purchase agreements and otherwise as required (collectively "Definitive Agreements") which the parties each agree to negotiate and enter into in good faith as soon as possible hereafter. The material terms of the agreement on the Investment by Hughes with Company are as follows:

Type of Investment — Restricted Common Stock (subject to Rule 144) of the Company (the "Stock"), with additional warrants to purchase Common Stock of the Company as described below. (See "Warrants").

Investor — Lawrence Hughes, as an individual, or his assign, both of which are approved and Accredited Investors as the Company has determined (collectively, the "Investors") and in general, as an investor with no less than $1,000,000 net worth exclusive of home equity value.

Amount — Four Million Dollars, U.S. ($4,000,000) ("Funds").

Closing — Upon execution of this MOU or as soon thereafter as the Funds may be sent by wire transfer to Company's designee account ("Closing Date"). This MOU will become effective only upon receipt of the Funds in full as directed and instructed to Hughes. The parties hereby designate Company's law firm to act as escrow agent for the immediate deposit of the Funds upon execution hereof, such Funds shall be released to Company only upon completion of the Definitive Agreements.

Price

$1.15 per share of the Stock ("Price"), subject to price adjustment as stated hereafter. The parties agree that Hughes is purchasing the Stock for the entire Amount described above at the Price, however, in the event that the trading bid price of the publicly traded common stock of Company as published on the OTC: BB (under symbol INFN.ob) fails to reach $1.40 at any time from the Closing Date through the date ninety (90) days thereafter ("Period"), then Hughes shall be issued such additional shares of restricted common stock of Company such that Hughes effective price of purchase of the original Stock in total and as defined hereunder would be $0.85 per common stock share. For the avoidance of doubt, the Company is agreeing to provide Hughes with the right to mutually look back throughout and at the conclusion of the Period to determine if the Company trading common stock price has reached $1.40 and if not, then the Company agrees to issue such additional shares so as to adjust the purchase Price hereunder to $0.85 per share. If the trading Company common stock price reaches $1.40 at any time during the Period then Company has no further obligation hereunder in respect to the Price or issuance of additional shares only.

Warrants

Assuming the Closing occurs and in addition to the Stock purchased above, Hughes or his assign shall receive a stock purchase warrant ("Warrant") to purchase 400,000 shares of the Company. The Warrant will carry a term of two (2) years in which time Hughes may exercise such Warrant. The Warrant may be exercised in full at any time prior to expiration at a price per share equal to eighty percent (80%) of the five (5) day average closing price of the Company common stock (as traded on the OTC:BB under symbol INFN.ob) prior to the date in which Company receives a written notice of exercise by Hughes of the Warrant in full.

Expenses	Each party shall be responsible for their own expenses in connection with this transaction. Company counsel shall lead in drafting all Definitive Agreements.
Confidentiality	Hughes agrees to keep this MOU and its contents confidential and not to distribute it to, or discuss it with, any third party (other than his legal and financial advisors) without the prior express written consent of Company.

Acknowledged and Agreed to by:

INNOFONE.COM, INCORPORATED ("Company")

By: [signature]

Name: Alex Lightman

Title: CEO

Date: April 27, 2006

INVESTOR

By: [signature]

Name: Lawrence Hughes

Date: April 30, 2006